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                                                                     EXHIBIT 21.



              SUBSIDIARIES OF NORTHERN STATES FINANCIAL CORPORATION



                                Bank of Waukegan
                              1601 N. Lewis Avenue
                           Waukegan, Illinois   60085

                       State of Incorporation - Illinois

                          A Wholly-Owned Subsidiary of
                      Northern States Financial Corporation




                             First Federal Bank, fsb
                               216 Madison Street
                           Waukegan, Illinois   60085

                       State of Incorporation - Illinois

                          A Wholly-Owned Subsidiary of
                      Northern States Financial Corporation


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